                                 EXHIBIT 10.27
                                 -------------


                           MORI(TM) SOURCE TECHNOLOGY
                               LICENSE AGREEMENT

          This LICENSE AGREEMENT ("Agreement") is made and entered into as of November 12, 1997 by and between Applied Materials, Inc., a Delaware corporation ("Applied") and Trikon Technologies, Inc., a California corporation formerly known as "Plasma & Materials Technologies, Inc." ("Trikon"), with respect to the following facts:

          A. Trikon represents and warrants to Applied that its rights in and to the Licensed Technology and the Trademarks (as defined below) are as set forth in this Agreement; and

          B. Trikon desires to grant to Applied, and Applied desires to acquire from Trikon, subject to the terms and conditions of this Agreement, an unrestricted license to manufacture, use and sell Applied Licensed Products (as defined below), and to otherwise develop and use the Licensed Technology and to use the Trademarks.

          THE PARTIES AGREE AS FOLLOWS:


      1.  CERTAIN DEFINITIONS

          As used in this Agreement:

          1.1 "Affiliate" means with respect to any person: any company, partnership, entity or other person that directly controls or is controlled by, or is under common control with, the specified person; and "Affiliated Entity" means any Affiliate other than an individual. For purposes of this Agreement, Applied Komatsu Technology, Inc. shall be deemed an Affiliated Entity of Applied.

          1.2 "Applied Licensed Products" means products and software made by or for Applied or any of its Affiliated Entities that in whole or in part incorporate, use or are made using the Licensed Technology.

          1.3 "Copyright(s)" means all copyright, unregistered design rights, semiconductor topography and mask work interests, including, without limitation, all rights of authorship, use, publication, reproduction, performance, transformation, moral rights and ownership of copyrightable works, designs (other than registered designs), semiconductor topography works and mask works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright, semiconductor topography and mask work conventions.

          1.4  "Improvements" means [                    ]

          1.5  "Licensed Technology" means: all (a) Patent Rights, (b)
Technical Information, (c) Improvements, and (d) Copyrights, in each case relating to Plasma Sources, including without limitation, Trikon's entire right, title and interest in the foregoing, and all hardware, software and processes, conceived, developed, reduced to practice, discovered, owned, licensed and/or acquired by Trikon or any of its Affiliates or agents prior to or as of the date of this Agreement.

          1.6 "Patents" means any and all issued patents, reissue or reexamination patents, patents of importation, revivals of patents, revalidation patents, utility models, certificates of invention, registrations of patents, or extensions thereof, regardless of country or formal name.

          1.7 "Patent Rights" means all United States and foreign utility and design Patents, and published or unpublished regular patent and provisional applications (including without limitation any and all applications of addition, divisionals, continuations, continuations-in-part ("CIPs"), reexaminations, substitutions, extensions, renewals, utility models, certificates of invention or reissues thereof or therefor, invention disclosures and records of invention, and any license to practice any of the foregoing, including without limitation the Patents and patent applications listed on Exhibit 1.7.

          1.8  "Plasma Sources" means  [           ]

          1.9 "Proprietary Rights" means Copyrights, Patent Rights, Technical Information and trademarks (including, without limitation, the Trademarks).

          1.10 "Technical Information" means any and all ideas, inventions, disclosures, design rights, unpublished research and development information, manufacturing and operating information, know-how, trade secrets and technical data.

          1.11 "Trademarks" means the trademarks listed on the attached Exhibit 1.11.

          1.12 "Forcefill(TM) Agreements" means the respective Forcefill(TM) License Agreements and Forcefill(TM) Technology Transfer Agreements between Applied and Trikon Equipments Limited and Applied and Trikon Technologies Limited, all of even date with this Agreement.

      2.  LICENSE GRANT

          2.1 LICENSED TECHNOLOGY. Subject to the terms and conditions of this Agreement, Trikon hereby grants to Applied and its Affiliated Entities (a) a non-exclusive, worldwide, perpetual, fully paid, unrestricted, irrevocable license (the "License") to use, develop, reproduce, publish, display, perform, distribute, modify and transform the Licensed Technology and otherwise exercise all rights therein, and to make, have made, use, dispose of, offer to dispose of, sell, offer for sale, service, repair, reconstruct, have sold, import and have imported Applied Licensed Products, together with (b) the rights to sublicense others to use the Licensed Technology in connection with Applied Licensed Products and the Purchased Units (as such term is defined in Section 4 below).

          2.2 TRADEMARKS. Trikon hereby grants to Applied and its Affiliated Entities a nonexclusive, worldwide, perpetual, fully paid, irrevocable license to use the Trademarks, at Applied's election, in connection with sales of Applied Licensed Products.

          2.3 TERM. The term of this Agreement is from the date hereof to the date of expiration of the last of the Patents to expire, or the date that the last of the Technical Information enters the public domain, whichever is later.

      3.  COMPENSATION

          3.1 CONSIDERATION. Applied shall pay Trikon non-refundable consideration in the amount of U.S. $17,500,000 (the "License Fee") for all licenses and rights granted hereunder and as full payment for the Purchased Units, exclusive of all sales and use taxes (which shall be the responsibility of

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

Applied). The License Fee shall be payable by wire transfer in immediately available funds upon receipt by Applied of counterparts of this Agreement and the Technology Transfer Agreement executed by Trikon.

          3.2 CERTAIN DELIVERIES. Prior to or concurrently with the execution of this Agreement, Trikon is delivering to Applied (a) evidence reasonably satisfactory to Applied that Trikon has obtained (i) all appropriate consents and waivers of lenders, other contract parties and governmental entities and
(ii) waivers of all contractual provisions that would restrict or prohibit enforceability of this Agreement or the Technology Transfer Agreement, including without limitation with clauses (i) and (ii) all consents and waivers listed on
Schedule 7.4 and (b) an opinion of counsel to the effect set forth in Exhibit
3.2 and in a form acceptable to Applied in its sole discretion.

      4.  PURCHASED UNITS

          Applied shall purchase four Trikon MORI(TM) sources (the "Purchased Units") as further identified in an Applied purchase order substantially in the form attached hereto as Exhibit 4 (the "Purchase Order"), subject to the delivery and other terms and conditions specified in the Purchase Order.

      5.  TECHNOLOGY TRANSFER AGREEMENT

          Concurrently with their entering into this Agreement, the parties hereto will enter into a MORI(TM) Source Technology Transfer Agreement in the form attached hereto as Exhibit 5 (the "Technology Transfer Agreement"), and for the separate consideration stated therein, Trikon will effect transfer to Applied of Technical Information included in the Licensed Technology on the terms and conditions stated therein.

      6.  THIRD PARTY CLAIMS

          6.1 INDEMNITY. Trikon agrees to indemnify, defend and hold Applied and its Affiliates harmless from and against any and all liabilities, losses, costs, fines, demands, actions, claims, suits, proceedings, investigations, damages, judgments and settlements including without limitation reasonable attorneys' fees, resulting from or arising out of: (a) any alleged, threatened or actual infringement, misappropriation, or violation of any proprietary rights of a third party in connection with the exercise by Applied and/or its Affiliates of its rights hereunder, or (b) breach by Trikon of any of its obligations, covenants, representations or warranties (collectively, "Claims"). Notwithstanding the above, Trikon shall have no liability for any claim of infringement, misappropriation or violation of any proprietary right of a third party based on modification of the Licensed Technology by Applied, if the infringement would have been avoided without such modification.

          6.2 TRIKON'S OBLIGATIONS. Trikon shall have control of the defense, litigation and, subject to the conditions set forth below, settlement of any Claim. Applied shall have the right (subject to the conditions set forth below), but not the obligation, to select counsel of its choice, at its expense, to participate in the defense. Trikon shall not accept a settlement of any Claim without the prior written consent of Applied, which consent shall not be unreasonably withheld. In the event that any claim of infringement, misappropriation or violation of any proprietary rights of a third party is substantiated, or in Trikon's judgment is likely to be substantiated, Trikon shall have the right, in its sole discretion and at its own expense, to either:
(a) procure for Applied such fully paid rights as are coextensive with the rights granted Applied hereunder; or (b) replace or modify the Licensed Technology in a manner

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

reasonably satisfactory to Applied to make it non-infringing without materially impairing performance of the Licensed Technology.

          6.3 APPLIED COOPERATION. In the event any third party Claim is made against Applied or its Affiliates within the scope of the indemnity set forth in
Section 6.1, Applied shall (a) provide prompt written notice of such third party Claim to Trikon, (b) provide Trikon with such assistance as Trikon may reasonably request in connection with the defense and/or settlement of such third-party claim, provided that all costs and expenses incurred by either party shall be borne by Trikon, and (c) promptly comply with all terms of any resolution or settlement of such third-party Claim at Trikon's expense.

      7.  TRIKON REPRESENTATIONS AND WARRANTIES

      Trikon represents and warrants to Applied and its Affiliates as follows:

          7.1 ORGANIZATION. Trikon: (a) is a corporation duly organized, validly existing and in good standing under the laws of the state of California; and (b) has all necessary corporate power to own, license and transfer the Purchased Units and the Licensed Technology without restriction or encumbrance, to carry on its business as now being conducted, and to enter into and deliver this Agreement, the Technology Transfer Agreement and the Purchase Order and to consummate the transactions contemplated by each of them.

          7.2 AUTHORITY. The execution and delivery of this Agreement, the Technology Transfer Agreement and the Purchase Order, and the performance of each of them by Trikon, have been duly authorized by all necessary corporate action on the part of Trikon. Each of this Agreement, the Technology Transfer Agreement and the Purchase Order constitutes a legal, valid and binding obligation of Trikon, enforceable against Trikon in accordance with its terms, subject as to enforcement: (a) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights; and (b) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

          7.3 NO CONFLICTS. Neither the execution and delivery of this Agreement, the Technology Transfer Agreement or the Purchase Order, nor the performance of any of them by Trikon will: (a) conflict with or result in any breach or violation of the terms of any decree, judgment, order, law or regulation of any court or other governmental body now in effect applicable to Trikon, any of its Affiliates, the Licensed Technology, the Purchased Units, or the Trademarks; (b) conflict with, or result in, with or without the passage of time or the giving of notice, any breach of any of the terms, conditions and provisions of, or constitute a default under, or result in the creation of any lien, charge, easement, security interest, mortgage, conditional sale contract, equity, right of way, covenant, restriction, title defect, objection, claim or other encumbrances upon any of the Licensed Technology, Purchased Units or Trademarks pursuant to, any indenture, mortgage, lease, agreement or other instrument to which Trikon or any of its Affiliates is a party or by which Trikon, any of its Affiliates, the Licensed Technology, Purchased Units or Trademarks are bound; (c) permit the acceleration of the maturity of any indebtedness of Trikon or of any other person secured by the Licensed Technology, Purchased Units or Trademarks; or (d) violate or conflict with any provision of Trikon's charter documents.

          7.4 CONSENTS. Except as set forth on Schedule 7.4, no consent, approval or waiver from any third party, and no consent, approval or authorization of, or declaration, filing or registration with, any government or regulatory authority, is required to be obtained or made by Trikon or any of its

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Affiliates in order to permit the execution and delivery of this Agreement, the
Technology Transfer Agreement, and the Purchase Order by Trikon, and the consummation of the transactions contemplated by each of them. All consents, waivers and approvals identified on Schedule 7.4 have been obtained in writing and copies thereof have been provided to Applied.

          7.5 LICENSED TECHNOLOGY. Trikon represents and warrants that: (a) the Licensed Technology includes all of its technology and Proprietary Rights relating to Plasma Sources, and no technology or Proprietary Rights relating to Plasma Sources are owned or otherwise held by any Affiliate of Trikon; (b) except as set forth on Schedule 7.5 as to Improvements only, the Licensed Technology does not infringe upon or violate any Proprietary Rights of any other person; (c) except as set forth on Schedule 7.5 as to Improvements only, no claim has been asserted or threatened by any other person that the use of the Licensed Technology constitutes an infringement or misappropriation of any Proprietary Rights of another or constitutes unfair competition; (d) Trikon is the true, lawful and sole legal and beneficial owner of the Licensed Technology, free and clear of any claims, liens or encumbrances and Trikon's ownership is more than a shop right; (e) except as set forth on Schedule 7.5 as to Improvements only, all Patents, Copyrights and Trademarks included in the Licensed Technology are valid and in full force and effect, and all maintenance and annuity fees have been fully paid and all fees paid during prosecution and after issuance of the Patents have been paid in the correct entity status amounts; (f) the License granted by Trikon does not and will not conflict with any rights granted to other persons or violate any previous agreement between Trikon or any of its Affiliates and any other person; (g) except as set forth on
Schedule 7.5 with respect to prosecution of Improvements only, no fraud or misrepresentation has been made during the prosecution of the Patent Rights, Copyrights or Trademarks, or has been included in the documentation for or other disclosure of the Licensed Technology; and (h) Trikon has or can obtain all consents to exclusion of all inventors deleted from or not included in all applications of the Patent Rights.

          7.6 TRADEMARKS. Trikon represents and warrants that it is the true, lawful and sole owner of the Trademarks, and has the exclusive right to use such Trademarks, and has the right to permit Applied to use such Trademarks as contemplated by this Agreement, in each case, free of infringement of or unfair competition with any trademark or service mark rights of any other person, and free of any other claims, liens or encumbrances.

          7.7 WARRANTY. Except as set forth in this Section 7, Trikon makes no warranties, express or implied, regarding the Licensed Technology, the Proprietary Rights, the Purchased Units or the Trademarks, their performance, or the results which can be achieved with them. EXCEPT AS SET FORTH IN THIS
SECTION 7, THE LICENSED TECHNOLOGY, THE PROPRIETARY RIGHTS, THE PURCHASED UNITS AND THE TRADEMARKS ARE LICENSED OR PROVIDED TO APPLIED, AS THE CASE MAY BE, ON AN "AS IS" BASIS AND TRIKON HEREBY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT.

      8.  APPLIED REPRESENTATIONS AND WARRANTIES

      Applied represents and warrants to Trikon and its Affiliates as follows:

          8.1 ORGANIZATION. Applied: (a) is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware; and (b) has all necessary corporate power to enter into and deliver this Agreement, the Technology Transfer Agreement and the Purchase Order, and to consummate the transactions contemplated by each of them.

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

          8.2 AUTHORITY. The execution and delivery of this Agreement, the Technology Transfer Agreement and the Purchase Order, and the performance by Applied of each of them, have been duly authorized by all necessary corporate action on the part of Applied. Each of this Agreement, the Technology Transfer Agreement and the Purchase Order constitutes a legal, valid and binding obligation of Applied, enforceable against Applied in accordance with its terms, subject as to enforcement: (a) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights; and (b) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

          8.3 NO CONFLICTS. Neither the execution and delivery of this Agreement, the Technology Transfer Agreement or the Purchase Order, nor performance of any of them by Applied, will: (a) conflict with or result in any breach or violation of the terms of any decree, judgment, order, law or regulation of any court or other governmental body now in effect applicable to Applied or any of its Affiliates; or (b) violate or conflict with any provision of Applied's charter documents or of any agreement or instrument to which Applied or any of its Affiliates is a party.

          8.4 CONSENTS. No consent, approval or waiver from any third party, and no consent, approval or authorization of, or declaration, filing or registration with, any government or regulatory authority, is required to be made or obtained by Applied or any of its Affiliates in order to permit the execution, delivery or performance of this Agreement by Applied, or the consummation of the transactions contemplated by this Agreement.

      9.  COVENANTS OF TRIKON

          Trikon covenants and agrees with Applied as follows:

          9.1 NOTICE OF INFRINGEMENT. If, during the term of this Agreement, Trikon receives written notice expressly stating that a third party (a "Potential Infringer") has directly or contributorily infringed, has induced another to infringe, or has engaged in unfair competition with respect to, any of the Licensed Technology, Trikon shall promptly identify the affected aspect(s) or item(s) of the Licensed Technology and the Potential Infringer in a written notice to Applied.

          9.2 PATENT PROSECUTION AND MAINTENANCE FEES. To the extent it has not done so, Trikon through patent attorneys of its choosing and at its own expense and cost shall cause to be filed and/or prosecuted the patent applications listed in Exhibit 1.7, and all patent application(s), if any, relating to Improvements included in the Licensed Technology. Trikon agrees to exercise all commercially reasonable efforts to cause all patent applications to be prosecuted in such manner that the best possible patent protection may be obtained thereon. Trikon shall have no liability to Applied respecting the results of such prosecution. Trikon agrees, from time to time and on a reasonable and prompt basis, to inform Applied about the status of the prosecution of said patent applications. During the life of any patents, Trikon shall timely pay all applicable fees, including but not limited to issue and maintenance fees related to Patent Rights included in the Licensed Technology at the appropriate entity status rates.

          9.3 PROTECTION OF TRADEMARKS. Trikon shall take all reasonable steps to maintain, and shall take no steps that derogate from, the force or validity of, the Trademarks; shall pay such fees in a timely manner as are necessary to maintain the registrations of the Trademarks in all countries of such registration; and shall have the exclusive right to institute and prosecute in its sole discretion with all reasonable effort actions against any suspected infringers or misusers of the Trademarks.

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

          9.4 REGISTERED USER AGREEMENTS. Trikon, at its sole election, may undertake recordation of a registered user agreement or trademark license with respect to Applied in any country where Applied uses the Trademarks and where such recordation is required or permitted.

     10.  COVENANTS OF APPLIED

          Applied covenants and agrees with Trikon as follows:

          10.1 TECHNOLOGY. Applied understands and agrees that, with the exception of the rights expressly licensed or otherwise granted under this Agreement, Applied shall not acquire any right, title, or interest in the Licensed Technology or the Trademarks, which right, title and interest is and shall remain with Trikon.

          10.2 TRADEMARKS. Applied is familiar with the quality standards of Trikon. In the event Applied elects to use the Trademarks, Applied shall use the Trademarks only in accordance with those same reasonable standards of quality currently used by Applied, which standards shall at least be equal to, but which shall not be required to exceed, the standards of quality currently used by Trikon. Trikon shall have the right once per year, upon reasonable advance written notice (at least 10 business days in advance), to receive from Applied a reasonably representative selection of specimens of Applied's use of the Trademarks, as may be reasonably necessary in order to confirm that such quality control standards are being observed. Applied hereby consents to being named as a registered user of the Trademarks where the recordation of a registered user agreement or trademark license is required or permitted, and Applied agrees to execute any documents reasonably necessary or desirable to enable and assist Trikon in the exclusive registration and protection of the Trademarks, all at no expense to Applied.

          10.3 PROPRIETARY NOTICES. Applied agrees to use reasonable efforts to include reproductions of the patent and trademark notices of Trikon as Trikon may reasonably designate on each Applied Licensed Product and all packaging and documentation used for or with its distribution. Applied shall not remove, efface or obscure any patent or trademark notices from any Trikon materials provided hereunder.

          10.4 NOTICE OF INFRINGEMENT. If, during the term of this Agreement, Applied receives written notice expressly stating that a Potential Infringer has directly or contributorily infringed, has induced another to infringe, or has engaged in unfair competition with respect to, any of the Licensed Technology, Applied shall promptly identify the affected aspect(s) or item(s) of the Licensed Technology and the Potential Infringer in a written notice to Trikon.

     11.  LIMITATIONS OF LIABILITY; CERTAIN DISCLAIMERS

          11.1 LIMITATIONS OF LIABILITY. THE AGGREGATE LIABILITY OF TRIKON AND ITS AFFILIATES ARISING OUT OF THIS AGREEMENT, THE TECHNOLOGY TRANSFER AGREEMENT AND THE FORCEFILL(TM) AGREEMENTS SHALL NOT EXCEED THE AGGREGATE AMOUNTS PAID TO TRIKON AND ITS AFFILIATES BY APPLIED PURSUANT TO THIS AGREEMENT, THE TECHNOLOGY TRANSFER AGREEMENT AND THE FORCEFILL(TM) AGREEMENTS. TRIKON SHALL NOT HAVE ANY LIABILITY TO APPLIED FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT AND THE TECHNOLOGY TRANSFER AGREEMENT, INCLUDING BUT NOT LIMITED TO LOSS OF ANTICIPATED PROFITS, EVEN IF TRIKON HAS BEEN ADVISED OF THE POSSIBILITY OF

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SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF
ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. THESE LIMITATIONS OF LIABILITY SHALL NOT APPLY IN THE EVENT OF FRAUD.

          11.2 CERTAIN DISCLAIMERS. Nothing in this Agreement shall (a) obligate Applied to use the Licensed Technology or Trademarks, or (b) to restrict or prohibit Applied from developing, making, using, marketing or otherwise distributing or promoting products and/or processes using, embodying, or competing with the Licensed Technology. No rights are granted to Trikon by this Agreement in any Applied technology or in any Applied tangible, intangible or intellectual property, whether now in existence or hereafter conceived, developed, reduced to practice, discovered, owned, licensed, leased, sold and/or acquired by or for Applied relative to any products or property of Applied, regardless of nature or technical subject.

     12.  BANKRUPTCY

          All rights and licenses granted under or pursuant to this Agreement by each party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, U.S. Code (the "Bankruptcy Code"), licenses of rights to "intellectual property" as defined under Section 101(35A) of the Bankruptcy Code. The parties agree that Applied shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. Trikon agrees, during the term of this Agreement, to create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, of all such intellectual property, all to ISO 9000 et seq. and other applicable standards. Trikon further agrees that in the event of the commencement of a bankruptcy proceeding by or against it under the Bankruptcy Code, Applied shall be entitled to a complete duplicate of or complete non-exclusive access to, as appropriate solely for the purposes contemplated by this Agreement and the Technology Transfer Agreement, any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, shall be promptly delivered to Applied or made available to Applied for reproduction (i) upon such commencement of a bankruptcy proceeding upon written request therefor by Applied, unless Trikon elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of Trikon upon written request therefor by Applied.

     13.  RELEASE

          Each party, for itself and for its Affiliates, representatives, successors and assigns, hereby releases the other party and its Affiliates, representatives, successors and assigns, from any and all claims, actions and liabilities of every kind and nature arising from matters, acts, omissions or dealings prior to the date of this Agreement, whether or not asserted, and whether known or unknown. Notwithstanding the foregoing, this release does not extend to claims of infringement of (a) the Patents listed in Exhibit 13, part 1, relating to Flowfill(TM) technology, or (b) Patents that issue (if, as and when any such shall issue) under the patent applications relating to Flowfill(TM) technology listed on Exhibit 13, part 2, provided that such applications are pending as of the date hereof and have been previously disclosed to Applied. Except to the extent expressly set forth above, this release is a full and final release covering all known and unknown, suspected and unsuspected, claims, actions and liabilities. Each party expressly waives any and all rights or benefits which it may have under Section 1542 of the California Civil Code and any similar law of any other jurisdiction. Said section provides as follows:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS

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

          FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

          Each party represents and warrants that it has been advised by competent counsel of its own choosing as to the meaning and effect of the release granted in this Section 13.

     14.  NO PUBLICITY

          Except as required by court order, Trikon agrees not to disclose the existence or terms of this Agreement without the prior written consent of Applied, which consent shall not be unreasonably withheld. Applied agrees to review any disclosure proposed by Trikon on a prompt basis, provided Applied is given at least two business days' advance written notice.

     15.  MISCELLANEOUS

          15.1 GOVERNING LAW. This Agreement shall be governed by the laws of the State of California without reference to principles of conflicts of laws and without regard to the UN Convention on the International Sale of Goods.

          15.2 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          15.3 HEADINGS. The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

          15.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered personally by overnight courier or similar means or sent by facsimile with written confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice). Any such notice shall be effective upon receipt, if personally delivered, or on the next business day following transmittal if sent by facsimile. Notices shall be delivered as follows:

      To Applied:                  Applied Materials, Inc.
                                   3050 Bowers Avenue
                                   Santa Clara, CA  95054
                                   Attention:   Joseph Sweeney, Esq.
                                                Vice President, Legal Affairs
                                                and Intellectual Property

      with a copy to:              Applied Materials, Inc.
                                   3050 Bowers Avenue
                                   Santa Clara, CA  95054
                                   Attention:  Alexander Meyer
                                               Director, New
                                               Business Development

      To Trikon:                   Trikon Technologies, Inc.
                                   Ringland Way
                                   Newport, Gwent NP6 2TA
                                   Attention:  Nigel Wheeler

      with a copy to:              Brobeck, Phleger & Harrison LLP
                                   One Market
                                   Spear Street Tower
                                   San Francisco, CA 94105
                                   Attention:  Michael J. Kennedy, Esq.

          15.5 AMENDMENT OF AGREEMENT. Any provision of this Agreement may be amended only by a written instrument signed by Trikon and Applied.

          15.6 SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be finally determined to be invalid, illegal or unenforceable in any respect against either party hereto, it shall be adjusted if possible to effect the intent of the parties. In any event, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such final determination shall have been made.

          15.7 ENTIRE AGREEMENT. This Agreement, together with its Exhibits, constitute the entire agreement between Trikon and Applied regarding the subject matter hereof, and supersedes any and all prior negotiations, correspondence, understandings and agreements regarding such subject matter.

          15.8 IMPORT/EXPORT. Each party shall comply with all applicable import and export control laws and regulations.

          15.9 TAXES. Applied will not withhold taxes for the transactions contemplated hereunder except as required by law.

          15.10 RULES OF CONSTRUCTION. Each party to this Agreement has been represented by counsel during the preparation and execution of this Agreement, and therefore waives any rule of construction that would construe ambiguities against the party drafting the agreement.

          15.11 FURTHER ASSURANCES. Each party agrees to cooperate with the other in executing, delivering, and filing such further documentation and taking any such other further actions as may be necessary or appropriate to effectuate the transfer of rights granted in this Agreement, or to evidence the satisfaction or accuracy of any condition, representation or warranty of this Agreement.

          15.12 INDEPENDENT CONTRACTORS. The parties to this Agreement are and shall remain independent contractors, and nothing herein shall be construed to create a partnership or joint venture between Trikon and Applied. Each party shall be responsible for wages, hours, and condition of employment of its personnel during the term of and under this Agreement. Nothing herein shall be construed as implying that employees of either party are employees of the other party.

          IN WITNESS WHEREOF, the parties, by their duly authorized officers, have executed this Agreement as of the date first above written.

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

Applied Materials, Inc.                Trikon Technologies, Inc.


By:/s/Kalman Kaufman                   By:/s/Gregor Campbell
   --------------------------------       ---------------------------------
Name: Kalman Kaufman                   Name: Gregor Campbell
     ------------------------------         -------------------------------
Title: Corporate Vice President        Title: Chief Executive Officer
      -----------------------------          ------------------------------



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